EXHIBIT 99.1

NEWS RELEASE

For Immediate Release

Contact:	Greg Grosvenor, Vice President & Chief Financial Officer, 312-466-3966
Angelo and Maxie’s, Inc.

Angelo and Maxie’s Announces Completion of Sale of Last Steakhouse
Restaurant and the Change of its Name to AM-CH, Inc.

CHICAGO, December 6, 2004 – Angelo and Maxie’s, Inc. (OTCBB: AGMX) announced today that it has completed the previously reported sale of its remaining steakhouse located in New York City to A&M Acquisition, LLC, a New York limited liability company.  The purchase also included the name “Angelo & Maxies” as well as rights to all intellectual property.  Pursuant to the purchase agreement, the Company received $4,500,000 in cash subject to certain adjustments for current assets and current liabilities.

Following the completion of the sale, the Company changed its name to “AM-CH, Inc.” as approved at the September 10, 2004 Stockholder meeting.

As a result of the completion of the sale, and the prior closure of the Company’s steakhouse located in West Palm Beach, Florida, the Company currently operates no restaurants.

Certain of the statements contained in this press release may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include financial projections, estimates and statements regarding plans, objectives and expectations of the Company and its management. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Information on significant potential risks and uncertainties is set forth more fully in the Company’s filings with the Securities and Exchange Commission, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K.